Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-284378, 333-284014, File No. 333-271179, File No. 333-267318, File No. 333-210627, File No. 333-197429, and File No. 333-185524) and Form S-3 (File No. 333-283804) of our report dated April 15, 2025 relating to the financial statements of Dominari Holdings Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum llp

New York, NY

April 15, 2025